Exhibit 10.14

[LETTERHEAD OF FEDERAL TRUST CORPORATION]

February 26, 2009

VIA FACSIMILE AND OVERNIGHT DELIVERY

The Hartford Financial Services Group, Inc.

One Hartford Plaza

Hartford, CT 06155

Attention: Alan J. Kreczko

(860) 547-4721

Re:	Agreement and Plan of Merger

Dear Mr. Kreczko

This letter is pursuant to Section 8.1(c) of the Agreement and Plan of Merger by and between The Hartford Financial Services Group, Inc., FT Acquisition Corporation and Federal Trust Corporation, dated as of November 14, 2008 (the “Agreement”). Terms that are not defined in this letter have the same meanings as set forth in the Agreement.

Section 8.1(c) of the Agreement provides that either Company or Parent may terminate the Agreement if the Merger shall not have been consummated on or before February 27, 2009 provided that, under certain conditions, “either Parent or Company may elect to extend the Initial End Date by written notice to the other Party prior to or on the Initial End Date for an additional two (2) month period . . .”

In accordance with Section 8.1(c) of the Agreement, please accept this letter as Federal Trust Corporation’s written notice of its election to extend the Initial End Date by two months.

Very truly yours,

/s/ Dennis T. Ward
Dennis T. Ward
President and Chief Executive Officer